UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report : May 14, 2020

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-232308	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On May 12, 2020, our board of directors, including all our independent directors determined an estimated net asset value (“NAV”) per share of our Class A and Class T common stock of $10.30 per share as of December 31, 2019.

In determining the estimated NAV per share, our board relied upon information contained in a report, or the Valuation Report, provided by our advisor, the recommendation of the audit committee of our board and our board’s experience with, and knowledge of, our real property and other assets as of December 31, 2019. The objective of our board in determining the estimated NAV per share of our common stock was to arrive at a value, based on recent, available data, that our board believed was reasonable based on methods that it deemed appropriate after consultation with our advisor and the audit committee. In preparing the Valuation Report, our advisor relied in part on valuations of commercial real estate properties provided by LaPorte CPAs and Business Advisors, which we refer to herein as the Valuation Expert. To calculate the estimated NAV per share in the Valuation Report, our advisor used a methodology pursuant to the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013. The Valuation Expert did not determine the NAV of the Company’s common shares.

The Company is providing the estimated NAV per share to assist broker dealers and stockholders in evaluating the Company and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The estimated NAV per share is based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A and Class T common stock, all as of December 31, 2019. The Company intends to determine NAV on a quarterly basis, or otherwise in the sole discretion of the board, which value may be substantially different than the NAV determined as of December 31, 2019.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future. Investors should also consider that the Company is in the process of raising capital in its follow-on public offering and as of December 31, 2019, the valuation date, real estate and real estate related assets of the Company consisted of 10 owned properties, a non-controlling limited liability company interest in an affiliate which owns 39 properties and 700,302 shares of common stock of an affiliated real estate investment trust (“REIT”). As the Company continues to raise capital from the sale of shares of common stock in its follow-on public offering and invests in additional real estate properties and real estate investments, its assets and liabilities, and the NAV per share of its common stock, will vary significantly from the values as of December 31, 2019.

Investments in real estate

As of December 31, 2019, we owned 10 commercial properties comprising 881,495 square feet located in San Antonio, Richardson and Houston, Texas, a 2.47% interest in an affiliate special purpose entity which owns 39 office, retail and light industrial properties in Texas and 700,302 shares of common stock of Hartman Short Term Income Properties XX, Inc. (“Hartman XX”) an affiliate public non-traded REIT.

The Valuation Expert determined an estimated fair value of each of the real estate assets owned by the Company and the affiliate of the Company in which the Company has an interest. The real estate valuations were based on property level historical and budgeted operating and occupancy information provided by us and our advisor. The Valuation Expert did not conduct inspections of the real properties.

Valuation of Interest in Hartman SPE, LLC. On October 1, 2018, Hartman XX together with Hartman affiliates Hartman Income REIT, Inc. (“HIREIT”), Hartman XIX, Inc. (“Hartman XIX”) and the Company, contributed a total of 39 commercial real estate properties to Hartman SPE in exchange for limited liability company membership interests.

We contributed our 48.8% interest in Three Forest Plaza, and office property located is Dallas, Texas, which we owned in a joint venture arrangement with Hartman XX to Hartman SPE in exchange for a 5.89% interest in Hartman SPE. On March 1, 2019, we exchanged 3.42% of our interest in Hartman SPE with Hartman XX in exchange for 700,302 shares of common stock of Hartman XX.

The advisor determined the net asset value of our ownership interest in Hartman SPE as of December 31, 2019 as follows (in thousands) (amounts in the table are unaudited):

Estimated fair value of Hartman SPE real estate assets	$545,588
Cash and cash equivalents	24,418
Accrued rent and accounts receivable, net	8,048
Deferred costs, net	8,343
Prepaid expenses and other assets	676
Due from related parties	14,810
$601,883

Notes payable, net	$259,000
Accounts payable and accrued expenses	16,401
Tenants’ security deposits	4,642
$280,043

Net asset value of Hartman SPE	$321,840
vREIT XXI ownership interest	2.47%
Net asset value of vREIT XXI ownership interest	$7,949

Valuation of Interest in Hartman XX. The board of directors of Hartman XX has determined a NAV of its common shares of $11.26 per share as of December 31, 2019. The Company owns 700,302 shares of Hartman XX common stock as of December 31, 2019.

Other Assets and Liabilities. The Board determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due related parties, net; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2019 due to their short maturities.

Notes Payable. The Board determined that book value and fair value of notes payable are equal as of December 31, 2019.

Estimated NAV per share. The estimated NAV per share is based upon 8,511,646 shares of the Company’s Class A and Class T common stock issued and outstanding as of December 31, 2019. Although the estimated NAV has been developed as a measure of value as of a specific time, December 31, 2019, the estimated NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset values per share were determined as of December 31, 2019 (in thousands except per share amounts) (amounts in the table are unaudited):

Estimated fair value of investment in real estate assets	$85,999
Estimated net asset value of Hartman SPE ownership interest	7,949
Estimated net asset value of Hartman XX common stock	7,884
Cash and cash equivalents	410
Other assets and liabilities, net	3,948
Note payable	(18,520)
Estimated net asset value attributable to common share stockholders	$87,670

Class A and Class T common shares outstanding	$8,511,646
Estimated NAV per common share	$10.30

As of December 31, 2019, the estimated NAV was allocated on a per share basis as follows:

Estimated fair value of investment in real estate assets	$10.10
Estimated net asset value of Hartman SPE ownership interest	0.93
Estimated net asset value of Hartman XX common stock	0.93
Cash and cash equivalents	0.05
Other assets and liabilities, net	0.47
Note payable	(2.18)
Estimated net asset value attributable to common share stockholders	$10.30

The capitalization rates used to value the real estate assets owned by the Company and the affiliates of the Company in which the Company has an interest, were selected and applied by the Valuation Expert on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, property type, age, current room rates and other factors that the Valuation Expert deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the Valuation Expert:

	Low	High	Weighted Average
Capitalization rate	-%	13.1%	7.7%

While the Company believes that the capitalization rates used by the Valuation Expert were reasonable, a change in those rates would significantly impact the concluded values of the Company’s properties and the concluded values of properties owned by affiliates in which the Company has an indirect interest, and accordingly, the estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the weighted average capitalization rate of 7.7% listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Estimated NAV per common share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$10.55	$10.05

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine our estimated net asset value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share determined by our board is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•shares of our common stock would trade at the estimated value per share on a national securities exchange;

•a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all the shares of our common stock; or

•the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Revised Primary Offering Prices
In connection with the determination of the estimated NAV per share, our board of directors also determined to change the offering price of our Class A and Class T shares in our follow-on offering. Accordingly, commencing on May 18, 2020, the sale price of our Class A and Class T shares will be $11.44 and $10.95 per share, respectively. All subscriptions for shares in our follow-on offering that are received in good order and fully funded by the close of business on May 15, 2020 will be processed using the offering price of $13.00 and $12.48 per Class A and Class T common share, respectively. All subscriptions for shares in the follow-on offering that are received and/or funded beginning on May 18, 2020 will be processed using a price of $11.44 and $10.95 per Class A and Class T common share, respectively.
Updated Purchase Price For Our Distribution Reinvestment Plan
Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in additional shares of our common stock at a price which is equal to the most recently determined estimated NAV per share for such class of common stock. Effective with distributions made in May 2020, the purchase price for shares purchased pursuant to the distribution reinvestment plan will be $10.30 per Class A and Class T share.
Updated Repurchase Price Under Our Share Repurchase Program
In accordance with the terms of our share repurchase program, effective immediately, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, repurchases of Class A and Class T shares will be made at a price of $10.30, which is the estimated NAV per share as of December 31, 2019. Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or our estimated NAV per share as of December 31, 2019, as more fully described in the description of the share repurchase program set forth in our prospectus.

The information furnished under Item 8.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC.
(Registrant)
Date: May 14, 2020	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer